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                                                                   EXHIBIT 10.21

                        TERMINATION AGREEMENT AND RELEASE

      This TERMINATION AGREEMENT AND RELEASE (the "Agreement") is entered into this 20th day of July, 2001 by and between Catalina Lighting, Inc. ("Catalina") and Nathan Katz ("Employee").

      Whereas, Catalina and the Employee are parties to an employment agreement, dated October 1, 1989, as amended by amendments dated August 27, 1990, October 1, 1990, June 26, 1991, June 10, 1992, October 1, 1993, October 1, 1994, June 4,
1999 and September 30, 1999 (the "Employment Agreement").

      Whereas, Catalina and the Employee have contemplated but not executed a consulting and noncompetition agreement, dated September 30, 1999 (the "Consulting Agreement").

      Whereas, Catalina has entered into that certain Amended and Restated Stock Purchase Agreement (the "Stock Purchase Agreement") dated July 20, 2001 between Catalina and Sun Catalina Holdings, LLC ("Sun Catalina") and that certain Amended and Restated Note Purchase Agreement dated July 20, 2001 between Catalina and Sun Catalina (the "Note Purchase Agreement," and together with the Stock Purchase Agreement, the "Purchase Agreements").

      Whereas, upon consummation of the transactions contemplated by the Purchase Agreements, Sun Catalina or its affiliates will have the ability to appoint a majority of the Board of Directors of Catalina (the "Board").

      Whereas, the Employment Agreement provides for certain payments to be made by Catalina to the Employee upon an Acquisition of Control as defined in the Employment Agreement, and the consummation of the transactions contemplated by the Purchase Agreements could constitute such an Acquisition of Control.

      Whereas, Catalina and the Employee desire to reach a settlement with respect to the amounts that may be due to the Employee under the Employment Agreement and the Consulting Agreement.

      Now, therefore, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Catalina and the Employee agree as follows:

      1. Termination. Effective on and as of July 20, 2001, (the "Termination Date"), the Employment Agreement and the Consulting Agreement are hereby terminated. The termination includes without limitation the cancellation of certain
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restrictions on the Employee as set forth in Article 6 of the Employment
Agreement and Article 4 of the Consulting Agreement.

      2. Payments. In full and final settlement of any liability Catalina may have to pay any amounts to the Employee under the Employment Agreement and the Consulting Agreement, Catalina shall make the payments described in this Section 2 to the Employee.

            (a) Catalina shall pay the Employee $50,000.00 on September 1, 2001. Thereafter Catalina shall pay the Employee an aggregate of $550,000.00 in eleven consecutive quarterly payments of $50,000.00, on December 1, March 1, June 1, and September 1 of each year, beginning December 1, 2001 and ending June 1, 2004. In the event of the Employee's death, the payments described under this paragraph (a) will be payable to his heirs or beneficiaries.

            (b) Upon the later of (i) the execution of this Agreement and the Voting Agreement attached hereto as Exhibit A, or (ii) the approval by Catalina's shareholders of an increase in the number of authorized shares of Catalina's common stock, Catalina shall grant to the Employee non-qualified options (options that are not "incentive stock options" as that term is defined under the Internal Revenue Code) to purchase 461,538 shares of Catalina's common stock, which options shall vest immediately. The exercise price of the options shall be $1.18 per share. The options granted hereunder shall be fully vested at the time of grant with an exercise period of ten (10) years from the date of this Agreement. In the event of the Employee's death, the Employee's options will be assignable to the Employee's heirs or beneficiaries. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of Catalina, appropriate adjustments shall be made to the number of the Employee's options and to the exercise price of such options. The options will otherwise be subject to the terms of Catalina's generally applicable option grant agreement.

            (c) Notwithstanding the provisions of Section 2(a), Catalina shall make no payment or distribution of any kind to the Employee pursuant to Section 2(a), whether direct or indirect (by set-off or otherwise) and whether in cash, securities or other property, (i) at any time during which a "senior default" (as that term is defined in the Junior Subordination Agreement) shall have occurred and be continuing (not waived or cured), or (ii) if after giving effect to such payment or distribution, Catalina would be in violation of Section 8.08 of the "Senior Credit Agreement" (as that term is defined in the Junior Subordination Agreement). Any such payment or distribution which is due but unpaid as a result of the application of the immediately preceding sentence shall be accrued by Catalina and paid or distributed, without interest, promptly at such time as neither of the conditions referenced in clauses (i) and (ii) of this Section 2 (c) exists. The "Junior Subordination Agreement" means that certain Junior Subordination Agreement dated July 20, 2001, by and among Catalina, the Employee and certain other parties thereto.


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            (d) Notwithstanding any other provision of this Agreement to the contrary, Catalina and the Employee acknowledge and agree that in the event that Catalina, as a result of the occurrence of the conditions set forth in Section 2(c) of this Agreement, fails to make any of the payments described in Section 2(a) of this Agreement, the Employee has the option to elect to waive the right to receive any and all unpaid (or accrued and unpaid) payments from Catalina under this Agreement and the Separation Agreement and Release in return for being released from the covenants described in Section 9(c) and 9(d). The Employee acknowledges and agrees that if he exercises this option to waive the right to any and all unpaid (or accrued and unpaid) payments, the Employee has no right to bring a claim against Catalina, Sun Catalina or any of their affiliates for payment after exercising this option. The Employee further acknowledges and agrees that the right to be released from the covenants in
Section 9(c) and 9(d) as described in the preceding sentence is available to the Employee only if the failure to make a payment described in Section 2(a) is not corrected by Catalina before the Employee has elected to waive the right to receive any and all payments under this Agreement and the Separation and Release Agreement.

      3. Employee Release. In exchange for the payments provided in Section 2, the Employee waives and releases unconditionally, for himself and his heirs, any and all rights, claims, demands, causes of action, obligations and liabilities known or unknown, arising from the date of commencement of employment to the date of execution of this Agreement which the Employee has or may have against Catalina, whether or not related to the Employment Agreement and the Consulting Agreement, and all claims for attorneys' fees and costs related thereto.

      4. Company Release. In exchange for the Employee's agreement to the terms of this Agreement, Catalina waives and releases unconditionally, for itself and its subsidiaries and their respective successors and assigns, any and all rights, claims, demands, causes of action, obligations and liabilities known or unknown, arising from the date of commencement of employment to the date of execution of this Agreement which Catalina has or may have against the Employee, whether or not related to the Employment Agreement and the Consulting Agreement, and all claims for attorneys' fees and costs related thereto.

      5. Withholding Taxes. Catalina may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

      6. Employee Acknowledgment.

            (a) The Employee acknowledges that the Employee (i) has read this Agreement, (ii) has had the opportunity to consider this Agreement, (iii) has been advised by this document to seek legal counsel if he chooses, (iv) understands this Agreement and all of its terms, (v) signs this Agreement voluntarily and without duress, and (vi) signs this Agreement in exchange for payments and options described in Section 2, which payments and options the Employee acknowledges are adequate and satisfactory.


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            (b) The Employee agrees that this Agreement is not and shall not be construed to be an admission of any violation of any federal, state or local statute, ordinance or regulation, or common law, or of any duty owed the Employee by Catalina.

      7. Nondisparagement.

            (a) The parties agree that each will not, in any material respect, directly or indirectly, disparage, harass, defame or instigate, request, encourage, suggest, support or assist any person in disparaging, harassing or defaming the other or any of the other's products or services, or disparage the terms and conditions of this Agreement or the termination of the Employee's employment with Catalina. This obligation extends to all statements, written or oral, whether intended to be public or private.

            (b) Each of Catalina and the Employee agree and acknowledge that the covenants and promises of this paragraph constitute a material and significant part of the consideration received by the other in exchange for its or his obligations to the other under this Agreement and that any breach of this
Section 7, in any material respect, will constitute a material breach of this Agreement.

            (c) The Employee and Catalina submit to personal jurisdiction in the courts of the State of New York located in New York City in connection with any such claims.

      8. Full Satisfaction. The Employee hereby agrees that this Agreement and the Separation Agreement and Release between the Employee and Catalina is in compromise and final settlement among the parties of all disputed matters and constitutes full satisfaction of all claims related to the Employment Agreement and the Consulting Agreement.

      9. Confidentiality; Nonsolicitation; Noncompetition.

            (a) The Employee covenants and agrees that he will not, in any material respect, at any time, disclose, directly or indirectly, or make available to any person, corporation, firm, or other entity, or in any manner use for his own benefit, any confidential information or trade secrets relating to the business and operations of Catalina and any of its subsidiaries as of the date of this Agreement (collectively, the "Group"), including, without limitation, business strategies, operating plans, acquisition strategies (including the identities of (and any other information concerning) possible acquisition candidates), pro forma financial information, market analysis, acquisition terms and conditions, personnel information, product information, sources of leads and methods of obtaining new business, know-how, customer lists and relationships, supplier lists and relationships, distribution methods or any other methods of doing and operating the business of the Group, or other proprietary, trade secret and confidential information relating to the Group, except to the extent that such disclosure (i) is made with the Board's written consent, (ii) relates to information that is or becomes generally known by


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the public other than as a result of a breach hereof, or (iii) is required to be disclosed by law or judicial or administrative process; provided that, in the case of clause (iii), the Employee provides Catalina with prompt prior written notice of such requirement and the terms of and circumstances surrounding such requirement so that Catalina may seek an appropriate protective order or other remedy, or waive compliance with the terms of this Agreement, and the Employee shall provide such cooperation with respect to obtaining a protective order or other remedy as Catalina shall reasonably request. If a protective order or other remedy is not obtained, or if Catalina is required to waive compliance with the provisions hereof, the Employee will furnish only that portion of such confidential information or trade secrets which, as he is advised in a written opinion by his counsel, he is legally required to furnish.

            (b) The Employee covenants and agrees that for a period of three (3) years from the date of this Agreement, the Employee shall not, either directly or indirectly, for himself or on behalf of any other person, firm or entity, employ, engage, retain or enter into a business affiliation with any person who at any time during the twelve-month period preceding the execution of this Agreement was an employee of, or consultant to, the Group for the purpose of soliciting or diverting any such employee or consultant from the Group or otherwise interfering with the business relationship of the Group with any of the foregoing. Notwithstanding the foregoing provisions of this paragraph (b), the Employee shall not be prohibited from employing, engaging or retaining any individuals who were previously employed at any work location in the Boston, Massachusettes area that was previously operated by Catalina or any of its then affiliates.

            (c) The Employee covenants and agrees that for a period of three (3) years from the date of this Agreement, the Employee shall not, either directly or indirectly, for himself or on behalf of any other person, firm or entity, employ, engage, retain or enter into a business affiliation with any person who at any time during the twelve-month period preceding the execution of this Agreement was a supplier or customer of the Group for the purpose of diverting any such supplier or customer from the Group or otherwise interfering with the business relationship of the Group with any of the foregoing.

            (d) The Employee covenants and agrees that for a period of three (3) years from the date of this Agreement, the Employee shall not, either directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, lender, consultant, agent, independent contractor, stockholder or otherwise, or permit any company or business organization directly or indirectly controlled by him or any of his affiliates to, engage in any of the businesses presently conducted by the Group in any place where the Group presently conducts business or has conducted business during the two years preceding the execution of this Agreement. The passive ownership by the Employee or his affiliates, of not more than three percent (3%) of the shares of capital stock of any corporation having a class of equity securities actively traded on a national securities exchange or in the over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this paragraph.


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            (e) The Employee acknowledges that the agreements of this Section 9 are reasonable and necessary for the protection of Catalina and the Group and are an essential inducement to Catalina's entering into this Agreement. Accordingly, the Employee shall be bound by the provisions of this Agreement (including the provisions of this Section 9) to the maximum extent permitted by law, it being the intent and spirit of the parties that the foregoing shall be fully enforceable. However, the parties further agree that, if any of the provisions hereof shall for any reason be held to be excessively broad as to duration, geographical scope, property or subject matter, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall herein pertain.

      10. Cooperation in Litigation; Waiver of Trial By Jury.

            (a) The Employee agrees to cooperate with Catalina by making himself reasonably available to testify on behalf of Catalina or its affiliates, in any action, suit or proceeding, whether civil, criminal, administrative, or investigative, and to assist Catalina or any of its affiliates in any such action, suit, or proceeding by providing information and meeting and consulting with its counsel and representatives. Catalina shall provide the Employee with reasonable notice of Catalina's need for the Employee's cooperation and shall make all commercially reasonable efforts to ensure that Catalina will not interrupt the Employee's then current employment or other activities. The Employee shall be fully reimbursed for any out-of-pocket expenses reasonably incurred by the Employee in the course of such cooperation. This paragraph (a) shall not apply to any litigation in which Catalina or the Group and the Employee are adverse parties.

            (b) Each of the parties to this Agreement irrevocably and unconditionally waives the right to a trial by jury in any action, suit or proceeding.

            11. Indemnification. Catalina agrees to indemnify, hold harmless and defend, the Employee, in and for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses ("Claims") in any way related to the Employee's prior or present employment by Catalina or in his capacity as an officer or director of Catalina, other than Claims which, in a final judgement from which no further appeal is permitted or available, are expressly determined to have been attributable to or resulting from unlawful conduct of the Employee or actions or inactions of the Employee constituting fraud, gross negligence, bad faith, willful misconduct or a violation of Catalina's established policies. Within five (5) business days after being served with any action in respect of any claim based upon the Employee's prior or present employment by Catalina or in his capacity as an officer or director of Catalina, the party who has been served shall give written notice of the action to the other, which notice shall include full copies of all pleadings. The Employee shall be entitled to participate in the defense of any such action, and shall be copied and kept reasonably informed of the progress by Catalina. No settlement, compromise or other disposition of the action shall be made on the Employee's behalf without the prior written consent of the Employee, which consent shall not be unreasonably withheld. Upon written demand Catalina shall advance to or on behalf of the Employee all payments and such other sums as may be required to satisfy Catalina's obligations of indemnification,


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including payment of costs and expenses currently as they are incurred by the
Employee; provided that Catalina shall be entitled to prompt reimbursement of such payments, costs and expenses in the event that it is later determined that such Claims are not eligible for indemnification as described in the first sentence of this paragraph. This Section is not intended to and shall not create rights in favor of any insurance carrier.

      12. Entire Agreement; Binding Effect. This Agreement and the Separation Agreement and Release between the Employee and Catalina sets forth the entire agreement between the Employee and Catalina related to the termination of Employee's Employment Agreement and Consulting Agreement with Catalina. As such, this Agreement supersedes all of the terms of the Employee's Employment Agreement and Consulting Agreement with Catalina, including, without imitation, the covenants contained therein relating to confidentiality, nonsolicitation and limitations on the Employee's ability to compete with Catalina. The Employee and Catalina intend this Agreement to be legally binding and inure to the benefit of themselves and their respective heirs, administrators, executors, successors and assigns.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to conflict or choice of law provisions that would defer to the substantive laws of another jurisdiction.

     14. Attorney's Fees. In the event of litigation to enforce or interpret this Agreement, all litigation expenses, including by way of illustration, but not limitation, all reasonable attorney's fees and paralegal fees, costs and expenses through all trials, appeals and proceeding, mediation, arbitration, any proceedings pursuant to the bankruptcy laws of the United States, shall be paid to the prevailing party by the non-prevailing party.

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     IN WITNESS WHEREOF, the Employee and Catalina have executed this Agreement on the date first written above.


                                    EMPLOYEE


                                      /s/ Nathan Katz
                                    --------------------------------------------
                                    Nathan Katz


                                    CATALINA LIGHTING, INC.


                                    By: /s/ Robert Hersh
                                       -----------------------------------------

                                    Name:  Robert Hersh

                                    Title: President and Chief Executive Officer

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